UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PNM RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following materials were first provided on January 14, 2021, to shareholders of PNM Resources, Inc. who previously elected electronic delivery of proxy materials:

As an investor in our shares of common stock, you have the right to vote on the merger proposal with AVANGRID.
Make your voice heard now!
Vote Common Shares by:
11:59 p.m. ET on February 11, 2021
Vote Plan Shares by:
9:00 a.m. ET on February 11, 2021
Control Number:
0123456789012345
Ways to Vote Go to ProxyVote.com Call -800-690-6903

This email represents the following share(s):

PNM RESOURCES INC	123,456,789,012.00000
PNM RESOURCES, INC. 401K	123,456,789,012.00000
PNM RESOURCES, INC.-SOLIUM	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000

Important Materials:  Proxy Statement

Attend the Virtual
Meeting
    Attend the Meeting

For holders of record as of December 31, 2020

Why Should I Vote? Make your voice heard on critical issues like the merger proposal with AVANGRID.

Additional Information
The proposed business combination transaction between PNMR and Avangrid has been submitted to the shareholders of PNMR for their consideration. PNMR filed a proxy statement and certain other documents with the SEC regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNMR has or may file with the SEC and sends to PNMR’s shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNMR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNMR’s website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation
PNMR, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNMR’s directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form 10-K filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that PNMR filed with the SEC on December 18, 2020.

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